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                                                                   EXHIBIT 11.1


                                CD RADIO INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                      COMPUTATION OF NET LOSS PER SHARE





                                            Three months ended                            Nine months ended
                                  --------------------------------------      --------------------------------------
                                    September 30,        September 30,         September 30,         September 30,
                                         1997                1996                  1997                   1996
                                  -----------------     ----------------      ---------------       ----------------
Net loss                         $       (654,078)     $       (667,488)     $    (1,489,063)      $     (1,871,372)

Preferred stock dividend
     requirements                      (8,662,500)                -              (51,975,000)                 -
                                  ----------------      ----------------      ---------------       ----------------

Net loss attributable to
     common shareholders         $     (9,316,578)     $       (667,488)     $   (53,464,063)      $     (1,871,372)
                                  ================      ================      ===============       ================

Per common share

     Net Loss                    $          (0.06)     $          (0.07)     $         (0.14)      $          (0.20)

     Preferred stock dividend
        requirements                        (0.74)                -                    (4.83)                 -
                                  ----------------      ----------------      ---------------       ----------------

Net loss per common share        $          (0.80)     $          (0.07)     $         (4.97)      $          (0.20)
                                  ================      ================      ===============       ================

Weighted average common
     shares outstanding                11,710,794             9,405,766           10,760,684              9,440,913
                                  ================      ================      ===============       ================